                                                                     Exhibit r.1

                                 CODE OF ETHICS

     This  Code of Ethics  (the  "Code")  has been  adopted  by each  investment company  listed on  Exhibit A hereto  (each  referred  to as the  "Company"  for purposes of the application of this Code of Ethics to such investment company).

Statement of General Policy

     The Company seeks to foster a reputation for integrity and professionalism.
That reputation is a vital business asset. The confidence and trust placed in us by  investors  in the  Company is  something  that is highly  valued and must be protected.  As a result,  any activity that creates even the suspicion of misuse of material non-public information any of our employees,  which gives rise to or appears to give rise to any breach of fiduciary duty owed to our  investors,  or which creates any actual or potential  conflict of interest  between the Company or any of its employees or even the  appearance of any conflict of interest must be avoided  and is  prohibited.  At the same time,  we believe  that  individual investment  activities  by our  officers  and  employees  should  not be  unduly prohibited or discouraged.

     Rule 17j-1  under the  Investment  Company  Act of 1940,  as  amended  (the
"Rule")  requires  the  Company  adopt a code of  ethics  containing  provisions reasonably  necessary  to prevent  Access  Persons  (as  defined  therein)  from engaging  in any act,  practice or course of  business  prohibited  by the Rule.
Accordingly,  this Code of Ethics (the  "Code") has been  adopted to ensure that those who have knowledge of the portfolio  transactions  will not be able to act thereon  to  the  disadvantage  of  the  Company.  The  Code  does  not  purport comprehensively  to cover  all types of  conduct  or  transactions  which may be prohibited  or regulated by the laws and  regulations  applicable to the Company and persons  connected  with it. It is the  responsibility  of each  employee to conduct  personal  securities  transactions  in a manner that does not interfere with the  transactions of the Company or otherwise take unfair  advantage of the
Company, and to understand the various laws applicable to such employee.

1.   Definitions of Terms Used

     (a)  "Access Person" means (i) any director,  officer,  manager or employee of the Company or the Company's  investment advisor (or of any company in a control  relationship  to the Company or its investment  advisor)
          who, in connection  with his/her regular  functions or duties,  makes, participates  in, or obtains  information  regarding,  the purchase or sale of Covered  Securities by the Company,  or whose functions relate to the making of any  recommendations  with  respect to  purchases  or sales of Covered Securities;  and (ii) any natural person in a control relationship  to the Company or the Company's  investment  advisor who obtains  information  concerning  recommendations  made to the Company with  regard to the  purchase  or sale of  Covered  Securities  by the
          Company.

     (b)  "Automatic  Investment  Plan"  means a program,  including  a dividend
          reinvestment   plan,   in  which   regular   periodic   purchases  (or
          withdrawals) are made  automatically in (or from) investment  accounts in accordance with a predetermined schedule and allocation.

     (c)  "Beneficial  interest" or "beneficial  ownership" shall be interpreted in the same  manner  as  beneficial  ownership  would  be  under  Rule
          16a-1(a)(2)  under the Securities  Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of
          Section 16 of that Act and the rules and regulations thereunder, which includes any interest in which a person,  directly or indirectly,  has or  shares  a direct  or  indirect  pecuniary  interest.  A  pecuniary interest  is the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from any  transaction.  Each Access Person
          will  be  assumed  to  have  a  pecuniary  interest,   and  therefore,
          beneficial  interest in or ownership  of, all  securities  held by the
          Access Person,  the Access Person's  spouse,  all minor children,  all dependent  adult  children and adults  sharing the same household with the Access  Person  (other than mere  roommates)  and in all  accounts subject  to their  direct or  indirect  influence  or  control  and/or through  which they obtain the  substantial  equivalent  of ownership,
          such  as  trusts  in  which  they  are  a  trustee   or   beneficiary,
          partnerships  in which they are the general  partner (except where the amount  invested  by the  general  partner  is  limited  to an  amount reasonably  necessary  in order to  maintain  the  status as a general partner),  corporations  in which they are a  controlling  shareholder
          (except any investment  company,  trust or similar  entity  registered
          under   applicable   U.S.  or  foreign  law)  or  any  other   similar
          arrangement.  Any questions an Access Person may have about whether an interest in a security or an account  constitutes  beneficial interest or ownership should be directed to the Compliance Officer.

     (d)  "Considering  for  purchase  or sale"  shall  mean when the  portfolio manager communicates that he/she is seriously  considering making such a transaction  or when a  recommendation  to the portfolio  manager to purchase  or sell has been made or  communicated  by an analyst at the
          Company's  investment  advisor and, with respect to the analyst making the recommendation,  when such analyst seriously considers making such a recommendation.

     (e)  "Contemplated  Security"  shall mean any security  that the Company is eligible to hold or intends or proposes to acquire,  and any  security related to or connected with such security.(1) The term security shall have the  meaning  set forth in  Section  2(a)(36)  of the  Investment
          Company Act of 1940, as amended (the "1940 Act"),  including any right to acquire such security, such as puts, calls, other options or rights in such securities, and securities-based futures contracts.

__________________

(1) The types of  securities  the Company  currently may invest in are listed in
Exhibit A.

     (f)  "control"  shall mean the power to  exercise a  controlling  influence over the  management  or policies  of a company,  unless such power is solely the result of an official position with such company.

     (g)  "Covered  Security" shall mean any security,  and any security related to or connected with such security. The term "security" shall have the meaning set forth in Section  2(a)(36) of the 1940 Act,  including any right to acquire such security,  such as puts, calls, other options or rights in such securities,  and  securities-based  futures  contracts,
          except  that  it  shall  not  include   securities  which  are  direct
          obligations of the  government of the United States,  shares issued by
          U.S. registered open-end investment  companies,  bankers' acceptances, bank  certificates  of  deposit,  commercial  paper  or  high  quality short-term debt instruments, including repurchase agreements.

     (h)  "Disinterested  Director" means any director of the Company who is not an interested person of the Company's  investment advisor or principal underwriter,  is not an officer of the Company and is not otherwise an
          "interested person" of the Company as defined in the 1940 Act.

     (i)  The  "Compliance  Officer" shall mean the Company's  Chief  Compliance
          Officer, as designated by the Board of Directors of the Company,  from time to time, or his designee.

     (j)  "Initial Public  Offering" means an offering of securities  registered under the  Securities  Act of 1933,  as amended,  the issuer of which, immediately before the registration,  was not required to file reports under Sections 13 or 15(d) of the Securities  Exchange Act of 1934, as
          amended, or an initial public offering under comparable foreign law.

     (k)  "Investment  Personnel"  means  any  employee  of the  Company  or the
          Company's   investment  advisor  (or  of  any  company  in  a  control relationship to the Company or the Company's  investment advisor) who, in connection  with his or her regular  functions or duties,  makes or participates in making recommendations  regarding the purchase or sale of securities by the Company.  Investment  Personnel also includes any natural person who controls the Company or its investment  advisor and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

     (l)  "Knowingly/Knows/Knew"  means (i) actual  knowledge  or (ii) reason to believe; but shall exclude institutional knowledge,  where there is no affirmative  conduct by the  employee  to obtain such  knowledge,  for example,  querying the Company's  investment advisor trading system or
          Investment Personnel.

     (m)  "Limited  Offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the  Securities  Act of 1933, as
          amended,  or  pursuant  to Rule 504,  Rule 505,  or Rule 506 under the
          Securities Act of 1933, as amended,  and similar restricted  offerings under comparable foreign law.

     (n)  "Personal  benefit"  includes any intended  benefit for oneself or any
          other  individual,   company,   group  or  organization  of  any  kind
          whatsoever except a benefit for the Company.

2.   Preferential Treatment, Gifts and Entertainment

     No Access Person shall seek or accept favors, preferential treatment or any other  personal  benefit  because of his or her  association  with the  Company, except those usual and normal benefits directly provided by the Company.

     No Access  Person shall accept any  entertainment,  gift or other  personal benefit that may create or appears to create a conflict between the interests of such Access  Person and the  Company.  In  addition,  Investment  Personnel  are prohibited  from receiving any gift or other thing of more than de minimis value from any person or entity that does  business  with or on behalf of the Company.
For purposes of this Code,  de minimis is defined as  reasonable  and  customary business  entertainment,  such as an occasional  dinner,  a ticket to a sporting event or the theater,  or comparable  entertainment which is neither so frequent nor so extensive as to raise any question of propriety.  Any questions regarding the  receipt of any gift or other  personal  benefit  should be  directed to the
Compliance Officer.

3.   Conflicts of Interest

     If any Access Person is aware of a personal  interest that is, or might be, in conflict with the interest of the Company, that Access Person should disclose the situation or  transaction  and the nature of the conflict to the  Compliance
Officer  for  appropriate   consideration.   Without   limiting  the  foregoing,
Investment  Personnel who are planning to invest in or make a recommendation  to invest in a security  for the Company,  and who have a material  interest in the security or a related security,  must first disclose such interest to his or her manager or the Compliance Officer.  Such manager or the Compliance Officer shall conduct an independent review of the recommendation to purchase the security for clients  and  written  evidence  of  such  review  shall  be  maintained  by the
Compliance  Officer.  Investment  Personnel  may not fail to timely  recommend a suitable  security to, or purchase or sell a suitable  security for, the Company in order to avoid an actual or apparent conflict with a personal  transaction in a security.

4.   Service as a Director

     Investment  Personnel are prohibited  from accepting any new appointment to the boards of directors of any energy infrastructure company, whether or not its securities are publicly  traded,  absent prior  authorization  of the Compliance
Officer.  In determining  whether to authorize such appointment,  the Compliance
Officer  shall  consider  whether  the board  service  would be  adverse  to the interests  of the  Company  and  whether  adequate  procedures  exist to  ensure isolation from those making investment  decisions.  No Investment  Personnel may participate  in a decision  to  purchase  or sell a security  of any company for which  he/she  serves as a  director.  All  Investment  Personnel  shall  report existing  board  positions  with  for-profit  corporations,  business  trusts or similar  entities  within  ten (10)  days of their  qualification  as such.  All
Investment  Personnel must notify the Compliance Officer within ten (10) days of accepting a new appointment to serve on the board of directors of any for-profit corporation,  business trust or

similar  entity  (other than energy  infrastructure  companies,  for which prior authorization of the Compliance Officer is required).

5.   Inside Information

     U.S.  securities laws and regulations,  and certain foreign laws,  prohibit the misuse of "inside" or  "material  non-public"  information  when  trading or recommending securities. In addition,  Regulation FD prohibits certain selective disclosure to analysts.

     Inside  information  obtained by any Access  Person from any source must be kept strictly  confidential.  All inside  information should be kept secure, and access  to files  and  computer  files  containing  such  information  should be restricted.  Persons  shall  not act upon or  disclose  material  non-public  or insider  information except as may be necessary for legitimate business purposes on behalf of the  Company.  Questions  and  requests  for  assistance  regarding insider information should be promptly directed to the Compliance Officer.

     Inside information may include, but is not limited to, knowledge of pending orders or  research  recommendations,  corporate  finance  activity,  mergers or
acquisitions,   advance  earnings  information  and  other  material  non-public information that could affect the price of a security.

     Company and shareholder  account  information is also confidential and must not be  discussed  with any  individual  whose  responsibilities  do not require knowledge of such information.

6.   Restrictions on Personal Security Transactions

     (a)  Access  Persons  may not sell to, or  purchase  from,  the Company any security or other property (except  merchandise in the ordinary course of  business),  in which such  Access  Person  has or would  acquire a beneficial  interest,  unless such purchase or sale involves shares of the Company or is  otherwise  permitted  pursuant to Section 17 of the
          1940 Act.

     (b)  Access  Persons may only engage in the  purchase and sale of shares of the Company  during the period  beginning  the third trading day after the public  release of the  Company's net asset value for a particular month and ending on the 7th day before the Company's scheduled release of net asset value for the next succeeding  month, and, subject to the preclearance  requirements  of Section 7 below.  However,  even within those periods,  no transactions should be entered into in violation of
          Rule 10b-5 under the Securities  Exchange Act of 1934  prohibiting the use of inside  information and all transactions  should be carried out in compliance  with Section 16 of the Securities  Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

     (c)  Access  Persons  shall not discuss with or otherwise  inform others of any actual or contemplated  security transaction by the Company except in the performance of employment duties or in an official capacity and then only for the benefit of the Company, and in no event for personal benefit or for the benefit of others.

     (d)  Access Persons shall not release  information to dealers or brokers or others (except to those concerned with the execution and settlement of the transaction) as to any changes in Company investments, proposed or in process,  except (i) upon the completion of such changes, (ii) when the disclosure results from the publication of a prospectus,  (iii) in
          conjunction   with  a  regular  report  to   shareholders  or  to  any
          governmental  authority resulting in such information  becoming public knowledge, or (iv) in connection with any report to which shareholders are entitled by reason of provisions of the articles of incorporation,
          bylaws,   rules  and  regulations,   contracts  or  similar  documents
          governing the operations of the Company.

     (e)  Access Persons may not use knowledge of portfolio transactions made or contemplated  for the  Company to profit by the market  effect of such transactions or otherwise  engage in fraudulent  conduct in connection with  the  purchase  or sale of a  security  sold or  acquired  by the
          Company.

     (f)  No  Access  Person  shall  knowingly  take  advantage  of a  corporate opportunity  of the  Company  for  personal  benefit,  or take  action inconsistent with such Access Person's obligations to the Company. All personal securities transactions must be consistent with this Code and
          Access Persons must avoid any actual or potential conflict of interest
          or  any  abuse  of  any  Access   Person's   position   of  trust  and
          responsibility.

     (g)  Any transaction in a Covered Security in anticipation of the Company's transaction ("front-running") is prohibited.

     (h)  No Access Person (other than a Disinterested  Director) shall purchase or sell any Covered  Security  which such Access Person knows that the
          Company's  investment  advisor either is purchasing or selling,  or is considering  for  purchase or sale,  for the Company  until either the
          Company's  transactions  have been completed or  consideration of such transaction is abandoned.

     (i)  No  Disinterested   Director  shall  purchase  or  sell,  directly  or
          indirectly,  any Covered Security in which he or she has, or by reason of such  transaction  acquires,  any  direct  or  indirect  beneficial ownership  or  interest  when the  Disinterested  Director  knows that securities of the same class are being  purchased or sold or are being considered for purchase or sale by the Company, until such time as the
          Company's  transactions  have been completed or  consideration of such transaction is abandoned.

     (j)  When  anything in this  Section 6 prohibits  the purchase or sale of a security,  it also  prohibits  the  purchase  or  sale of any  related securities,  such as puts,  calls,  other  options  or  rights in such securities and  securities-based  futures contracts and any securities convertible into or exchangeable for such security.

     (k)  Any  Access  Person  who trades in  violation  of this  Section 6 must unwind the trade or disgorge the profits.

7.   Preclearance

     (a)  No Access Person (other than Disinterested  Directors) may buy or sell any Contemplated  Security or any shares of the Company for an account beneficially  owned by him  without  having  first  obtained  specific permission from the Compliance Officer. In order to gain permission to trade, a completed  Preclearance  Form, which can be obtained from the
          Compliance  Officer,  must  be  signed  by  at  least  one  authorized signatory.  After a completed Preclearance Form has been approved, the transaction may be affected  either  internally or through an external broker.  Transaction  orders must be placed within one week of the day permission to trade is granted or such shorter  period as is indicated
          on the approved Preclearance Form.

     (b)  No  Investment  Personnel  shall  directly  or  indirectly  acquire  a beneficial  interest in securities through a Limited Offering or in an
          Initial  Public  Offering  without  obtaining the prior consent of the
          Compliance Officer.  Consideration will be given to whether or not the opportunity  should be reserved  for the  Company.  Such  Officer will review these proposed investments on a case-by-case basis and approval may be  appropriate  when it is clear that conflicts are very unlikely to arise due to the nature of the  opportunity  for  investing  in the
          Initial Public Offering or Limited Offering.

8.   Excluded Transactions

     The trading restrictions in Section 6 and the preclearance  requirements of
Section 7 do not apply to the following types of transactions:

     (a)  Transactions effected for any account over which the Access Person has no direct or indirect influence or control and which has been approved by the Compliance  Officer  pursuant to Section 9(g). The prohibitions of Section 6 do not apply to any  transaction in a trust or investment advisory  account in which a Disinterested  Director  (either alone or with  others  who  are not  subject  to this  Code)  has a  beneficial interest if the investment discretion over the account is exercised by a third  party and at the time of the  transaction  the  Disinterested
          Director did not have knowledge of the transaction.

     (b)  Non-volitional  purchases  and sales,  such as  dividend  reinvestment programs or "calls" or redemption of securities.

     (c)  The acquisition of securities by gift or inheritance or disposition of securities by gift to charitable organizations.

     (d)  Standing orders for retirement plans, provided that prior clearance is obtained before an Access Person starts, increases, decreases or stops
          direct   debits/standing   orders  for  retirement   plans.  Lump  sum
          investments in or withdrawals from such plans must be pre-cleared on a case-by-case basis and are subject to trading restrictions.

9.   Reporting Procedures

     Access Persons shall submit to the Compliance Officer the reports set forth below. Any report required to be filed shall not be construed as an admission by the Access  Person  making  such  report  that he/she has any direct or indirect beneficial interest in the security to which the report relates.

     (a)  Brokerage Accounts.  Before effecting personal transactions through an external  broker,  each  Access  Person  (other  than a  Disinterested
          Director) must (i) inform the brokerage firm of his  affiliation  with
          the  Company  and  the  Company's   investment   advisor;   (ii)  make
          arrangements  for copies of confirmations to be sent to the Compliance
          Officer  within  24  hours  of  each   transaction;   and  (iii)  make
          arrangements for the Compliance  Officer to receive  duplicate account statements.

     (b)  Initial   Holdings   Report.   Each  Access   Person   (other  than  a
          Disinterested  Director)  must  provide a report  which  includes  the following  information  within  ten (10)  days of  becoming  an Access
          Person:

          •    The title,  number of shares and principal amount of each Covered
               Security  in which the Access  Person had any direct or  indirect beneficial ownership when the Person became an Access Person;

          •    The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintained an account in which any  securities  were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          •    The date that the report is submitted by the Access Person.

     The information contained in the initial holdings report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.

     (c)  Quarterly  Transaction  Reports.  Not  later  than  thirty  (30)  days following  the end of a calendar  quarter,  each Access  Person (other than a  Disinterested  Director,  except as required by Section  9(e))
          must submit a report which  includes the  following  information  with respect to any  transaction  in the  quarter in a Covered  Security in which  the  Access  Person  had  any  direct  or  indirect  beneficial ownership:

          •    The  date  of the  transaction,  the  title,  interest  rate  and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved;

          •    The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

          •    The price of the Covered  Security at which the  transaction  was effected;

          •    The name of the broker,  dealer or bank with or through which the transaction was effected; and

          •    The date that the report is submitted by the Access Person.

          An Access Person need not make a quarterly  transaction  report if the
          report  would   duplicate   information   contained  in  broker  trade
          confirmations,  notices or advices, or account statements, received by the  Compliance  Officer in the time period  required by this  Section
          9(c), if all of the required  information  is contained in such broker trade confirmations, notices, advices or account statements.

     (d)  Annual Holdings Report. Each Access Person (other than a Disinterested
          Director) shall submit the information  required in Section 9(b) above annually within thirty (30) days of the end of each calendar year. The information shall be current as of a date no more than forty-five (45)
          days before the report is submitted.

     (e)  Disinterested  Directors.  A  Disinterested  Director  shall provide a quarterly  report with  respect to any purchase or sale of any Covered
          Security in which such person had a beneficial interest if at the time of the transaction the Disinterested Director knew, or in the ordinary course of fulfilling  his or her official  duties as a director of the
          Company  should have  known,  that on the date of the  transaction  or within fifteen (15) days before or after the transaction,  purchase or sale of that class of security was made or considered for the Company.
          The form of the report  shall  contain  the  information  set forth in
          Section 9(c) above.

          This  subsection (e) shall not apply to  non-volitional  purchases and
          sales,   such  as  dividend   reinvestment   programs  or  "calls"  or
          redemptions.  This  subsection  (e) shall not apply to  purchases  and sales of  securities in an account in which a  Disinterested  Director has a beneficial  interest if the account is managed by an  investment
          professional   other   than  the   Disinterested   Director   and  the
          Disinterested Director did not have knowledge of the transaction until
          after  execution,   provided  that  the  Disinterested   Director  has
          previously identified the account to the Compliance Officer.

     (f)  Review of Reports.  The Compliance  Officer shall be  responsible  for identifying Access Persons,  notifying them of their obligations under this Code and  reviewing  reports  submitted  by Access  Persons.  The
          Compliance Officer will maintain the names of the persons  responsible for reviewing  these reports,  as well as records of all reports filed pursuant to these  procedures.  No person shall be permitted to review his/her own reports.  Such reports shall be reviewed by the Compliance
          Officer or other  officer who is senior to the person  submitting  the report.

     (g)  Exceptions from Reporting Requirements. An Access Person need not make reports  pursuant  to this  Section  9 with  respect  to  transactions effected for, and Covered  Securities  held in, any account over which the Access  Person has no direct or  indirect  influence  or  control.
          Access  Persons  wishing to rely on this

          exception must receive prior approval from the Compliance  Officer. In addition,  an Access Person need not make reports  pursuant to Section
          9(c) with respect to  transactions  effected  pursuant to an Automatic
          Investment Plan.

10.  Administration of Code

     The   Compliance   Officer  shall  be   responsible   for  all  aspects  of
administering  this Code and for all  interpretative  issues  arising  under the
Code. The Compliance  Officer is responsible  for  considering  any requests for exceptions  to, or exemptions  from, the Code (e.g.,  due to personal  financial hardship).  Any exceptions to, or exemptions  from, the Code shall be subject to such additional  procedures,  reviews and reporting as may be deemed appropriate by the Compliance Officer,  and shall be reported to the Board of the Company at the next regular  meeting.  The Compliance  Officer will take whatever action he deems  necessary  with  respect to any officer or employee of the Company or the
Company's  investment  advisor who  violates  any  provision  of this Code.  Any
information   received  by  the  Compliance  Officer  relating  to  questionable practices  or  transactions  by a  Disinterested  Director of the Company  shall immediately  be  forwarded  to the  Audit  Committee  of the  Company  for  that
Committee's  consideration  and such action as it, in its sole  judgment,  shall deem warranted.

11.  Reports to Board

     At least once a year,  the  Company  must  provide a written  report to the
Board  of  Directors  that  describes  any  issues  arising  under  the  Code or procedures since the last report to the Board of Directors,  including,  but not limited to, information about material  violations of the Code or procedures and sanctions imposed in response to the material  violations.  The report will also certify  to the Board of  Directors  that the  Company  has  adopted  procedures reasonably  necessary to prevent  Access  Persons from  violating the Code.  The report  should  also  include  significant  conflicts  of  interest  that  arose involving the Company and the Company's investment advisor's personal investment policies,  even if the  conflicts  have not resulted in a violation of the Code.
For example,  the Company  will report to the Board if a portfolio  manager is a director of a company whose securities are held by the Company.

12.  Code Revisions

     Any  material  changes  to the  Code  will be  submitted  to the  Board  of
Directors for approval within six months of such change.

13.  Recordkeeping Requirements

     The Company shall maintain records, at its principal place of business,  of the  following:  a copy of each Code of Ethics  in effect  during  the past five years; a record of any violation of the Code and any action taken as a result of the  violation for at least five years after the end of the fiscal year in which the violation  occurs;  a copy of each report made by Access Persons as required in this Code,  including any information provided in place of the reports for at least five years after the end of the fiscal year in which the report is made or the  information  is provided;  a copy of each Director  report made pursuant to
Section 11 for at least five years  after the end of the fiscal year in which it is made; a record of all persons  required to make reports  currently and during the past five years; a record of all who are or were  responsible  for reviewing these reports

during the past five  years;  and,  for at least five years after the end of the fiscal  year in which  approval  is granted,  a record of any  decision  and the reasons supporting that decision, to approve an Investment  Personnel's purchase of securities in an Initial Public Offering or a Limited Offering.

14.  Condition of Employment or Service

     All  Access  Persons  shall  conduct  themselves  at all  times in the best interests  of the  Company.  Compliance  with the Code shall be a  condition  of employment  or  continued  affiliation  with  the  Company  and  conduct  not in accordance with the Code shall constitute grounds for actions which may include, but are not limited to, a reprimand, a restriction on activities,  disgorgement, termination  of  employment  or removal from office.  All Access  Persons  shall certify  annually  that they have read and agree to comply in all respects  with this Code and that they have  disclosed  or  reported  all  personal  securities transactions, holdings and accounts required to be disclosed or reported by this
Code.

                                    * * * * *

Revised:  April 12, 2006

                                    EXHIBIT A
                             (Revised July 9, 2007)

Companies that have adopted Code of Ethics

Tortoise Energy Infrastructure Corporation ("TYG")

Tortoise Energy Capital Corporation ("TYY")

Tortoise North American Energy Corporation ("TYN")

Tortoise Capital Resources Corporation ("TTO")(1)

Tortoise Total Return Fund, LLC (adopted May 23, 2007)

Tortoise Gas and Oil Corporation (adopted May 23, 2007)

Tortoise Power and Energy Income Company (adopted July_9, 2007)

Securities in which Company may invest

TYG, TYY and  Tortoise  Total Return  Fund,  LLC - invest in the  securities  of energy infrastructure companies, and high quality short-term debt investments.

TYN - invests in securities of energy infrastructure companies, Canadian royalty and income trusts, and high quality short-term debt investments.

TTO - invests in  privately-held  and micro-cap  public  companies in the energy infrastructure sector.

Tortoise  Gas and Oil  Corporation  - invests in  privately-held  companies  and publicly  traded master  limited  partnerships  and their  affiliates  operating primarily in the upstream  segment and to a lesser extent the midstream  segment of the energy sector.

Tortoise  Power and Energy Income Company - invests in a portfolio of securities issued by power and energy companies.

______________________

(1)  Tortoise Capital Resources  Corporation is a closed-end  investment company that has elected to be treated as a business development company.  Although such  company is not a  registered  investment  company,  Section 59 of the
     Investment  Company Act of 1940 makes Section 17(j) of that Act  applicable to business development companies.

                        ACKNOWLEDGEMENT AND CERTIFICATION

     I  acknowledge  that I have  read the Code of  Ethics  of  Tortoise  Energy
Infrastructure Corporation,  Tortoise Energy Capital Corporation, Tortoise North
American Energy Corporation,  Tortoise Capital Resources  Corporation,  Tortoise
Total Return Fund, LLC,  Tortoise Gas and Oil Corporation and Tortoise Power and
Energy  Income  Company (a copy of which has been  supplied to me,  which I will retain for future  reference) and agree to comply in all respects with the terms and provisions  thereof.  I have  disclosed or reported all personal  securities transactions, holdings and accounts required to be disclosed or reported by this
Code of Ethics and have complied with all provisions of this Code.

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                Date                                   Signature